UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 10, 2019

MELINTA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Whippany Road, Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (908) 617-1309

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbols(s)	Name of each exchange of which registered
Common Stock, $0.001 Par Value	MLNT	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On June 10, 2019, Melinta Therapeutics, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders considered and voted on the following proposals, each of which is described in more detail in the Company’s 2019 Proxy Statement:1) the election of three Class II directors for a three-year term expiring in 2022; (2) the approval, on a non-binding advisory basis, of Melinta’s 2018 executive compensation; and (3) the ratification of the appointment of Deloitte & Touche LLP as Melinta’s independent registered public accounting firm for the fiscal year ending December 31, 2019.
The voting results at the Annual Meeting with respect to each of the matters described above were as follows:

1.	The Company’s stockholders voted to elect the following three Class II members to our board of directors, each for a three-year term expiring at the annual meeting of stockholders in 2022:

Members	Number of Shares Voted For	Number of Shares Voted Against or Abstained	Broker Non-Votes
Jay Galeota	5,365,180	900,752	3,360,028
Thomas P. Koestler, M.D.	4,455,441	1,810,491	3,360,028
David Zaccardelli, Pharm. D.	5,102,874	1,163,058	3,360,028

2.
The Company’s stockholders approved, on a non-binding advisory basis, Melinta’s 2018 executive compensation. The vote for such approval was 5,283,937 shares for, 970,978 shares against, 11,017 shares abstaining, and 3,360,028 shares of broker non-votes.

3.
The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The vote for such ratification was 8,602,270 shares for, 954,676 shares against, 69,014 shares abstaining and no broker non-votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2019	Melinta Therapeutics, Inc.

	By:	/s/ Peter J. Milligan
Peter J. Milligan
Chief Financial Officer